EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BANK5 2025-5YR14 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Trimont LLC, as Master Servicer, Torchlight Loan Services, LLC, as Special Servicer, Computershare Trust Company, National Association, as Trustee and Certificate Administrator, Computershare Trust Company, National Association, as Custodian, BellOak, LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Sycamore Portfolio Mortgage Loan and the La Plaza Hubbard Mortgage Loan, Trimont LLC, as Primary Servicer for the Gateway Center North Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Gateway Center North Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Gateway Center North Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Gateway Center North Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Gateway Center North Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Gateway Center North Mortgage Loan, Trimont LLC, as Primary Servicer for The Spiral Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for The Spiral Mortgage Loan, Computershare Trust Company, National Association, as Trustee for The Spiral Mortgage Loan, Computershare Trust Company, National Association, as Custodian for The Spiral Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for The Spiral Mortgage Loan, Trimont LLC, as Primary Servicer for the Radius at Harbor Bay Mortgage Loan, Argentic Services Company LP, as Special Servicer for the Radius at Harbor Bay Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Radius at Harbor Bay Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Radius at Harbor Bay Mortgage Loan, BellOak, LLC, as Operating Advisor for the Radius at Harbor Bay Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Radius at Harbor Bay Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Grand Plaza Mortgage Loan, Argentic Services Company LP, as Special Servicer for the Grand Plaza Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Grand Plaza Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Grand Plaza Mortgage Loan, BellOak, LLC, as Operating Advisor for the Grand Plaza Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Logan Cargo Park Mortgage Loan, Argentic Services Company LP, as Special Servicer for the Logan Cargo Park Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Logan Cargo Park Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Logan Cargo Park Mortgage Loan, BellOak, LLC, as Operating Advisor for the Logan Cargo Park Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Prosper South Bend Apartments Mortgage Loan, Argentic Services Company LP, as Special Servicer for the Prosper South Bend Apartments Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Prosper South Bend Apartments Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Prosper South Bend Apartments Mortgage Loan, BellOak, LLC, as Operating Advisor for the Prosper South Bend Apartments Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Redmond Town Center Mortgage Loan, Greystone Servicing Company LLC, as Special Servicer for the Redmond Town Center Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Redmond Town Center Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Redmond Town Center Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Redmond Town Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Las Olas City Centre Mortgage Loan, Greystone Servicing Company LLC, as Special Servicer for the Las Olas City Centre Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Las Olas City Centre Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Las Olas City Centre Mortgage Loan, and Park Bridge Lender Services LLC, as Operating Advisor for the Las Olas City Centre Mortgage Loan.

Dated: March 17, 2026

/s/ Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)